Exhibit 10.65

ANNUAL BASE SALARIES APPROVED FOR NAMED EXECUTIVE OFFICERS

OF

WORTHINGTON INDUSTRIES, INC.

Effective June 28, 2016, the Compensation Committee of the Board of Directors of Worthington Industries, Inc. (the “Registrant”) approved base salary increases for the following named executive officers. Mr. Gilmore’s base salary increase became effective June 1, 2016 to align with his position change. For Messrs. Russell, Rose and Winland, base salary increases become effective September 1, 2016. The Registrant’s Chief Executive Officer, John P. McConnell, turned down the base salary increase recommended for him by the Compensation Committee.

Name and Principal Position	Base Salary

Mark A. Russell President and Chief Operating Officer of the Registrant	$541,100

B. Andrew Rose Executive Vice President and Chief Financial Officer of the Registrant	$489,100

Geoffrey G. Gilmore President, Worthington Cylinder Corporation	$480,000

Virgil L. Winland Senior Vice President-Manufacturing of the Registrant	$364,971